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                                                                       EXHIBIT 5




              [LETTERHEAD OF HOUSLEY KANTARIAN & BRONSTEIN, P.C.]

                                  July 1, 1998



Board of Directors
Cecil Bancorp, Inc.
127 North Street
Elkton, Maryland 21921

     RE:  Registration Statement on Form S-4

Ladies and Gentlemen:

     This opinion is rendered in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Cecil Bancorp, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus/Proxy Statement (the "Prospectus"), relating to the issuance by the Company of up to 156,533 shares of common stock, par value $0.01 per share (the "Common Stock"), in the manner set forth in the Registration Statement, and the Prospectus. As counsel, we have reviewed the Registration Statement, the Prospectus and the Company's Articles of Incorporation and By-Laws. Records of the Company's corporate proceedings relative to the issuance of the Common Stock and such other legal matters as we have deemed appropriate for the purposes of this opinion. We are rendering this opinion as of the time the Registration Statement becomes effective.

     Based upon the foregoing, and having a regard for such legal considerations as we have deemed relevant, we are of the opinion that the shares of Common Stock will be, upon issuance, against full payment therefor as contemplated in the Registration Statement and the Prospectus, legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     We consent to the filing of our opinion as an exhibit to the Registration Statement and to the reference to our firm and our opinion under the heading "Legal Matters" in the Registration Statement and all amendments thereto.

                              Very truly yours,


                              HOUSLEY KANTARIAN & BRONSTEIN, P.C.




                              BY: /s/ Howard S. Parris
                                 -------------------------------------
                                 Howard S. Parris